UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 1, 2011

CAVICO CORP.
(Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230,
Huntington Beach, California 92647
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2011, Cavico Corp. (the “Company”) received notice that Timothy Pham resigned as a Vice President of the Company, effective on September 1, 2011. Mr. Pham will continue to provide independent consulting services to the Company.

On November 18, 2011, the Company received notice that Madhava Rao Mankal resigned as an independent member of Board of Directors.  The Company has decided not to fill this vacancy.  Mr. Mankal did not cite any disagreements with the Company.

On November 23, 2011, Philip Bolles tendered his resignation as the Company's Chief Financial Officer and the Principal Financial Officer..  In his resignation letter, Mr. Bolles cited that he was resigning "due to lack of operational and financial support for the corporate finance department"  Hung Manh Tran, the Company's Executive Vice President, will serve as the Company's Principal Financial Officer.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: December 13, 2011	By:	/s/ Ha Quang Bui
Ha Quang Bui
Chief Executive Officer

3